Exhibit 10.6

                          SECOND LEASE AMENDMENT



      STATE OF TEXAS

      COUNTY OF DALLAS


           THIS AGREEMENT is entered into as of the 23rd day of September, 1993, by and between WESTERN ATLAS INTERNATIONAL, INC., hereinafter referred to as "Landlord", and CARRINGTON LABORATORIES INC., hereinafter referred to as "Tenant", to be effective on the Effective Date, as hereinafter defined.


                           W I T N F S S E T H:


           WHEREAS, by Lease dated August 30, 1991 (the "Lease Agreement"), Landlord leased to Tenant approximately 21,733 square feet of space in the building known as the Core Laboratories Building, 1300 East Rochelle Boulevard, Irving, Texas 75062-3963 (the "Building") and

           WHEREAS, by First Lease Amendment, dated April 16, 1992 (the "First Amendment") Landlord leased to Tenant an additional approximately 1,551 square feet of space located in the Building and described in the First Amendment; and

           WHEREAS,  the   Lease  Agreement  and   First  Amendment   are
      hereinafter collectively referred to as the "Lease"; and

           WHEREAS, Landlord and Tenant desire to add an additional approximately 862 square feet of space to the Leased Premises (being A-1047, A-l048 and A-1069) which space is shown crosshatched on Exhibit "A" attached hereto and made a part hereof for all purposes (the "Additional Space"), which Additional space will effectively increase the aggregate square footage covered by the Lease to approximately 24,146 square feet of space as of the Effective Date.

           NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto do hereby agree that the lease is amended and modified as follows effective as of January 1, 1994.

           1. Area. The figure 23,284 square feet set out in Paragraph 1(a) of the Lease and wherever the figure appears in the Lease is hereby deleted and the figure 24.146 is hereby substituted therefor.

           2. Minimum Rent. The Minimum Rent of $19,403.33 per month set out in the first (1st) line of Subparagraph 1(k) of the Lease is increased to $20,122.33 per month, and the $21,828.75 per month set out in the third (3rd) line of Subparagraph 1(k) of the Lease is hereby increased to $22,637.75 per month.

           3. Exhibit "D" and Schedule "1" to the Lease are hereby deleted.

           4.   Operating  Costs.  The  base  year  for  operating   cost
                increases for the Additional Space only shall be amended to mean Operating Costs for the 1993 calendar year.

           5. Acceptance. Tenant has inspected the Additional Space "as-is" without any warranty whatsoever, either express or implied.


            The Lease as hereby amended is hereby ratified and confirmed as being in full force and effect. This Agreement shall be binding on the parties hereto and their respective successors and assigns; subject, however, to the terms of the Lease as hereby amended.

            EXECUTED as of the date first hereinabove set out.

                                      LANDLORD

                                      WESTERN ATLAS INTERNATIONAL, INC.

                                      BY:  /s/
                                         ------------------------------
                                         Printed Name:_________________
                                         Title: _______________________



                                      TENANT:


                                      CARRINGTON LABORATORIES, INC.

                                      BY: /s/
                                         ------------------------------
                                         Printed Name:_________________
                                         Title: _______________________



                               EXHIBIT   A


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